UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 3, 2014

STRATUS MEDIA GROUP, INC.

NEVADA	000-24477	86-0776876
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1800 Century Park East

6th Floor

Los Angeles, California 90067

(Address of principal executive offices)

(310) 526-8700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act of 1933 (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(e) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement

On March 3, 2013, the Company entered into an Agreement and Plan of Merger with Paloma Acquisition, Inc., a wholly owned subsidiary of the Company (“Paloma Merger Sub”), Paloma Pharmaceuticals, Inc. (“Paloma”) and David Sherris, Ph.D, as founding stockholder and Holder Representative pursuant to which the Company agreed to acquire all of the capital stock of Paloma (the “Paloma Merger”) with Paloma becoming a wholly owned subsidiary of the Company. At the closing, the Company will issue an aggregate of 2,500,000 post-reverse stock split common shares to the holders of Paloma Common Stock and its derivative securities and will assume promissory notes of Paloma (the “Notes”) in the aggregate amount (principal and interest) currently of approximately $1,130,500 to be paid on the first anniversary of the closing of the Paloma Merger. The consummation of the Paloma Merger is subject to the satisfaction of certain conditions, including an agreement from the holders of the Notes to accept the extension of the maturity of the Notes to the first anniversary of the closing.

Also on March 3, 2014, the Company entered into an Agreement and Plan of Merger (the “VasculoMedics Merger Agreement”) with VasculoMedics Acquisition, Inc., a wholly owned subsidiary of the Company (“VasculoMedics Merger Sub”), VasculoMedics, Inc. (“VasculoMedics”) and Sherris pursuant to which the Company agreed to acquire all of the capital stock of VasculoMedics (the “VasculoMedics Merger”) with VasculoMedics becoming a wholly owned subsidiary of the Company. The VasculoMedics Merger will be completed concurrently with and as a condition to the closing of the Paloma Merger with the Company issuing an aggregate of 220,000 post-reverse stock split common shares to the VasculoMedics stockholders.

Paloma is a clinical stage drug development company that is utilizing its existing technology to develop drugs that treat various diseases including dermatology (psoriasis, atopic dermatitis, rosacea, scar formation, bullous diseases, Dupuytren’s disease), cancer, ocular diseases (macular degeneration, diabetic retinopathy, proliferative vitreoretinopathy), neurodegenerative and central nervous system (infantile spasm, Huntington’s disease), fibrotic disease (pulmonary), biodefense (radioprotective, radiomitigant) and anti-infectives (HIV), with initial focus on dermatology, cancer and ocular diseases.. VasculoMedics is engaged in the business of developing orally available small molecular inhibitors.

At the closing, David Sherris, the president and chief executive officer, will become a director of the Company, the president of the two new Company subsidiaries, and chief scientific officer of the Company.

Item 8.01     Other Events

On March 6, 2014, the Company issued a press release with respect to the foregoing. A copy of the press release is furnished as Exhibit 99.1 hereto.

Item 9.01     Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger by and among Stratus Media Group, Inc., Paloma Acquisition, Inc., Paloma Pharmaceuticals, Inc. and David Sherris, Ph.D.

2.2	Agreement and Plan of Merger by and among Stratus Media Group, Inc., VasculoMedics Acquisition, Inc., VasculoMedics, Inc. and David Sherris, Ph.D.

99.1	Press Release issued by the Company on March 6, 2014.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATUS MEDIA GROUP, INC.

Date: March 7, 2014	By:	/s/ Stephen M. Simes
Stephen M. Simes, Chief Executive Officer

3

Index of Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger by and among Stratus Media Group, Inc., Paloma Acquisition, Inc., Paloma Pharmaceuticals, Inc. and David Sherris, Ph.D.

2.2	Agreement and Plan of Merger by and among Stratus Media Group, Inc., VasculoMedics Acquisition, Inc., VasculoMedics, Inc. and David Sherris, Ph.D.

99.1	Press Release issued by the Company on March 6, 2014.

4